ROYALTY AND RELEASE AGREEMENT

         This Royalty and Release Agreement (this "Agreement") is by and between Prime Medical Services, Inc., a Delaware corporation ("PMSI"), KCPR, LLC, a Texas limited liability Company ("Prime"), Vision Correction Centers of Kansas City, P.C., a Missouri professional corporation ("VCC"), Kansas City Laser Vision Correction Centers, L.L.C., a Missouri limited liability company ("KCL"), Prime Refractive - Kansas City, L.L.C., a Delaware limited liability company ("Newco"), and Jeffrey Couch, M.D., an individual residing in Kansas City, Missouri ("Couch"), and shall be effective as of October 1, 2001 (the "Effective Date").
                             Preliminary Statements
         PMSI, Prime RVC, Inc. a Delaware corporation and predecessor in interest to Prime ("RVC"), VCC, KCL, Couch and Newco have previously entered into a Contribution Agreement (the "Contribution Agreement"), dated as of September 1, 2000 (collectively, with substitution of Prime as a permitted assignee of Prime RVC, Inc.'s interest, the "Original Parties").
         Concurrent with the execution of this Agreement, the Original Parties are executing a certain Dissolution Agreement pursuant to which Newco is to be dissolved and VCC is to be distributed all of the assets upon the dissolution of Newco other than a Moria Carrazio-Barraquer Automated Keratome and related equipment (the "Dissolution Agreement").
         In connection with the execution of the Dissolution Agreement, Couch, VCC, KCL and Newco (collectively, the "Couch Parties") wish to be released from all of the restrictive covenants and other obligations imposed upon any of them under the Contribution Agreement and any other document or agreement executed in connection with the Contribution Agreement (including the Contribution Agreement but excluding the Dissolution Agreement, this Agreement, and any other documents or agreements executed in connection with the Dissolution Agreement or this Agreement, the "Original Transaction Documents").
         PMSI and Prime are willing to release the Couch Parties upon the terms and conditions stated in this Agreement.
                             Statement of Agreement
         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
         Section 1. Release; Termination of Original Transaction Documents. Each of the Original Parties agrees that all of the Original parties are hereby unconditionally and irrevocably released from any and all obligations that either of them have (either now or in the future) under or arising out of the Contribution Agreement and other Original Transaction Documents; provided, however, this release does not limit the indemnification obligations contained in the Dissolution Agreement. Each Original Party agrees that the Contribution Agreement and each other Transaction document is hereby terminated. Each Original Party agrees to take such further actions as are reasonably necessary to give full effect to the provisions of this paragraph.
         Section 2. Royalty. In partial consideration of the release in Section 1 above, Couch agrees to pay to RVC a per procedure royalty payment for Refractive Surgery procedures (as defined in the Contribution Agreement) performed by or at the direction of Couch on or prior to August 31, 2005, regardless of where the procedure is performed and regardless of whose equipment or facilities are used to perform the procedure ("Procedures"). Without limiting the generality of the preceding sentence, Couch further agrees that all procedures performed at VCC's or KCL's location(s) or using VCC's or KCL's assets (including any current or future locations or assets held by VCC or KCL, or their successors in interest, but not including any unrelated third party purchaser of assets), are deemed to be done by or at the direction of Couch regardless of who performs the procedure. As used herein, "Annual Royalty Period" shall mean each 12-month period ending on September 30th of each year through and including September 30, 2004, and the 11-month period ending on August 31, 2005. Royalty calculations with respect to each Annual Royalty Period are independent of calculations and Procedure information for other Annual Royalty Periods. The royalty payment for each Annual Royalty Period shall be calculated on the last day of the respective Annual Royalty Period and shall equal $100 for each Procedure in excess of the first 3,600 Procedures performed during the respective Annual Royalty Period. Each royalty payment shall be paid to Prime not later than the 15th calendar day of the month immediately following the date on which the royalty payment is required to be calculated. The parties hereto agree that that once royalties actually paid under this Agreement total $4,500,000 in the aggregate, no further royalties shall accrue or be payable under this Agreement. In addition, and notwithstanding any contrary provision of this Agreement, all Investments made by the Couch Parties to VCC shall be repaid out of the royalties otherwise payable to RVC hereunder, before any royalties are paid to RVC. The term "Investments" refers to all investments made by the Couch Parties to sustain the business of VCC, including but not limited to (i) investments to pay off the debts of Newco or VCC existing at or prior to the closing, (ii) investments to purchase new equipment to replace old or obsolete equipment, and (iii) investments when VCC's cash is otherwise inadequate to meet working capital needs, and (iv) investments to open up a new office; provided, however, Investments shall be net of all proceeds from operation of the business (excluding the customary professional fee paid to Couch) that are distributed to Couch or his affiliates (other than VCC).
         Section 3. Information and Audit Rights. Couch agrees that each royalty payment shall be accompanied by: (a) reasonably detailed calculations used in determining the amount of the royalty payment, including, without limitation, the total number of Procedures for the respective period; (b) other than the 3,600 Procedures per year exclusion described in Section 2, a description (including the number) of any Refractive Surgery procedures that were not included as "Procedures" in calculating royalty payments for which Couch received any direct or indirect compensation from any source; and (c) a certificate executed by Couch warranting that, to the best of Couch's knowledge, the calculations and information provided pursuant to this Section are accurate and complete. In addition, Couch agrees to permit RVC, upon at least ten (10) days advance written notice, to inspect the books and records of any of the Couch Parties to the extent necessary to verify the accuracy and completeness of the royalty payment calculations, so long as the confidentiality of patient records is not compromised.
         Section 4. Guaranty by VCC and KCL. KCL and VCC, jointly and severally, hereby unconditionally and irrevocably guarantee each of the payment and performance obligations of Couch under this Agreement. Without limiting the foregoing, each of KCL and VCC agrees that if Couch shall default in any obligation to pay RVC any amount then due and payable under this Agreement, KCL and VCC shall immediately pay such amount to RVC. Each of KCL and VCC hereby agrees not to require RVC to proceed against Couch or any other person or to pursue any other remedy before proceeding against KCL or VCC under this guaranty.
         Section 5. Further Assurances. Each party hereto agrees that it shall take such further actions as are necessary to cause itself and each other party under its control to perform all of their respective obligations under this Agreement.
         Section 6. Existence and Authority. Each of the parties to this Agreement represents to the other parties that it has all necessary power and authority to enter into and perform this Agreement, and that, if it is an entity, it is duly organized, validly existing and in good standing under the laws of the state in which it is formed. Each of the Original Parties agrees that its execution and delivery of this Agreement shall be deemed its consent to this Agreement, each of the agreements or instruments executed in connection herewith, and all of the transactions contemplated hereby and thereby.
         Section 7. Confidentiality. Each of the Original Parties agrees that the terms and existence of this Agreement and each other agreement or instrument executed in connection herewith are confidential. Each of the Original Parties agrees that it will not, directly or indirectly, disclose such confidential information to any other person (other than professional advisors, prospective lenders, investors, employers or employees, or immediate family members who agree in advance to maintain the confidentiality thereof) without the prior written consent of each of the other Original Parties. Each Original Party agrees that a violation on its part of this Section will cause the other parties hereto irreparable damage for which remedies at law may be insufficient, and for that reason, it agrees that the other parties shall be entitled as a matter of right to equitable remedies, including specific performance and injunctive relief, therefor.
         Section 8.        Miscellaneous.
                           -------------
                  (a) Assignment. No party to this Agreement may assign this Agreement or any or all of its rights or obligations hereunder without first obtaining the written consent of all other parties hereto. Any assignment in violation of the foregoing shall be null and void. Subject to the preceding sentences of this Section, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. This Agreement shall not be deemed to confer upon any person not a party to this Agreement any rights or remedies hereunder.
                  (b) Amendments. This Agreement cannot be modified or amended
                      ----------
except by a written agreement executed by all parties hereto.
                  (c) Waiver of Provisions; Remedies Cumulative. Any waiver of any term or condition of this Agreement must be in writing, and signed by all of the parties hereto. The waiver of any term or condition hereof shall not be construed as either a continuing waiver with respect to the term or condition waived, or a waiver of any other term or condition hereof. No party hereto shall by any act (except by written instrument pursuant to this Section), delay, indulgence, omission or otherwise be deemed to have waived any right, power, privilege or remedy hereunder or to have acquiesced in any default in or breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any party hereto, any right, power, privilege or remedy hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power, privilege or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.
                  (d) Entire Agreement; Other Agreements. This Agreement and the Dissolution Agreement (a) constitute the entire agreement of the parties hereto regarding the subject matter hereof, and (b) supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. Each of the parties hereto agrees that any material breach by it of the provisions of this Agreement or the Dissolution Agreement shall also be deemed a material breach by it of the other of these agreements to which it is a party. PMSI, RVC and Prime acknowledge that, except for payments expressly required under the Dissolution Agreement or this Agreement, none of the Couch Parties has any liability to make payments to PMSI, RVC or Prime.
                  (e) Severability; Illegality. In the event any state or federal laws or regulations, now existing or enacted or promulgated after the Effective Date, are interpreted by judicial decision, a regulatory agency or legal counsel in such a manner as to indicate that any provision hereof may be illegal, invalid or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision that (a) preserves the underlying economic and financial arrangements between the parties hereto without substantial economic detriment to any particular party and (b) is as similar in effect to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. No party to this Agreement shall claim or assert illegality as a defense to the enforcement of this Agreement or any provision hereof; instead, any such purported illegality shall be resolved pursuant to the terms of this Section.
                  (f) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF MISSOURI. ANY CONTROVERSY BETWEEN THE PARTIES REGARDING THIS AGREEMENT OR ANY OTHER AGREEMENT OR INSTRUMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, ANY CLAIMS ARSING OUT OF ANY BREACH OR ALLEGED BREACH OF THIS AGREEMENT OR SUCH OTHER AGREEMENT OR INSTRUMENT, AND ANY CLAIMS ARISING OUT OF THE RELATIONSHIP BETWEEN THE PARTIES CREATED HEREUNDER SHALL BE SUBMITTED TO BINDING ARBITRATION BY ALL PARTIES INVOLVED. THE ARBITRATION PROCEEDINGS SHALL BE CONDUCTED BY A SINGLE ARBITRATOR PURSUANT TO THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION (SUBJECT TO THE EXPRESS PROVISIONS OF THIS SECTION). THE ARBITRATION SHALL BE CONDUCTED IN KANSAS CITY, MISSOURI. THE ARBITRATOR SHALL NOT HAVE THE RIGHT TO AWARD PUNITIVE OR EXEMPLARY DAMAGES AGAINST EITHER PARTY.
                  (g) Notice. Whenever this Agreement requires or permits any notice, request, or demand from one party to another, the notice, request, or demand must be given in accordance with the procedures set forth in Section 10.6 of the Contribution Agreement.
                  (h) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
                            [Signature page follows]



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                                       S-1

                                SIGNATURE PAGE TO
                          ROYALTY AND RELEASE AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PMSI:                        Prime Medical Services, Inc.


                             -----------------------------------------------

                             Cheryl Williams, Senior Vice President


RVC:                         Prime RVC, Inc.


                             -----------------------------------------------

                             Cheryl Williams, Senior Vice President


Prime:                       KCPR, LLC


                             -----------------------------------------------

                             Cheryl Williams, Senior Vice President


Couch:                       _______________________________________________

                             Jeffrey Couch, M.D.


VCC:                         Vision Correction Centers of Kansas City, P.C.


                             -----------------------------------------------

                             Jeffrey Couch, M.D., President


KCL:                         Kansas City Laser Vision Correction Centers, L.L.C.


                             -----------------------------------------------

                             Jeffrey Couch, M.D., President


Newco:                       Prime Refractive - Kansas City, L.L.C.


                             -----------------------------------------------

                             Jeffrey Couch, M.D., as manager of Newco and individually as a member of Newco